UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2008

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

On June 25, 2008, we issued a press release announcing the appointment of Dallas I. Herron to the Board of Directors of Glacier Bancorp, Inc. effective June 25, 2008. Mr. Herron joins the board as an “independent” director, as defined by Nasdaq. Mr. Herron will serve on each of the Audit, Compensation, Nominating/Corporate Governance and Executive Loan Committees. Mr. Herron has served as a director of Glacier’s subsidiary Glacier Bank since 1998.

Mr. Herron has not been involved in any related party transaction, within the meaning of Item 404(a) of Regulation S-K, with us or any of our subsidiaries. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements: None

(b) Pro Forma Financial Information: None

(c) Shell Company Transactions: None

(d) Exhibits.

99.1	Press Release dated June 25, 2008 regarding the appointment of Mr. Herron as a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLACIER BANCORP, INC.

Dated: June 27, 2008	By:	/s/ Ron J. Copher
Ron J. Copher
Senior Vice President/CFO